Exhibit 3.2
AMENDED AND RESTATED
BY LAWS
OF
GRANITE RIDGE RESOURCES, INC.
(THE “CORPORATION”)
ARTICLE I
OFFICES
Section 1.1 Registered Office. The registered office of the Corporation within the State of Texas shall be fixed in the Corporation’s Certificate of Formation, as the same may be amended or restated from time to time (the “Certificate of Formation”).
Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and outside the State of Texas, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
SHAREHOLDERS MEETINGS
Section 2.1 Annual Meetings. The annual meeting of shareholders shall be held at such place, either within or without the State of Texas, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely or partially by remote communication pursuant to Section 9.5(a). At each annual meeting, the shareholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.
Section 2.2 Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (the “Preferred Stock”), and to the requirements of applicable law, special meetings of shareholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, the President of the Corporation to the extent required by the TBOC, the Board pursuant to a resolution adopted by a majority of the Board, or the shareholders as provided in the Certificate of Formation. A special meeting of the shareholders may not be called by any other person or persons. Special meetings of shareholders shall be held at such place, either within or without the State of Texas, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely or partially by remote communication pursuant to Section 9.5(a).
Section 2.3 Notices. Written notice of each shareholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each shareholder entitled to vote thereat as of the record date for determining the shareholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the Texas Business Organizations Code (the “TBOC”). If said notice is for a shareholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of shareholders as to which notice has been given may be postponed, adjourned, rescheduled, or cancelled (to the extent permitted by the TBOC) by the Board or the chairman of the meeting at any time for any reason or no reason upon public announcement (as defined in Section 2.7(c)) given before the time previously scheduled for such meeting. The meeting may be postponed, adjourned or rescheduled to such date, time, and place, if any, as is specified in the notice of postponement or rescheduling of such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the TBOC) must (a) be given to each shareholder of the Corporation not later than 21 days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.
Section 2.4 Quorum. Except as otherwise provided by applicable law, the Certificate of Formation or these By Laws, the presence, in person or by proxy, at a shareholders meeting of the holders of shares representing a majority of the voting power of all shares of outstanding capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the presence, in person or by proxy, of the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the shareholders of the Corporation, the chairman of the meeting or, by a majority in voting power thereof, the shareholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend in person or by proxy. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.5 Voting of Shares.
(a) Voting Lists. The Secretary of the Corporation (the “Secretary”), or such other officer as determined by the Board, shall prepare, or shall cause the officer or agent who has charge of the share transfer records of the Corporation to prepare, not later than the 11th day before every meeting of shareholders, a complete list of the shareholders of record entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the Corporation for at least ten (10) days prior to the date of the applicable meeting, and shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the registered office or principal executive office of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Except as provided by applicable law, the original share transfer records of the Corporation shall be prima facie evidence as to who are the shareholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of shareholders.
(b) Manner of Voting. At any shareholders meeting, every shareholder entitled to vote may vote in person or by proxy. Unless otherwise required by the Certificate of Formation, the election of directors shall be by written ballot. If authorized by the Board, the voting by shareholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the shareholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of shareholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(c) Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after eleven months from its date of its execution, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 21.368 and 21.369 of the TBOC. A written proxy may be in the form of a telegram, cablegram or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the shareholder as provided in the TBOC. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which white proxy card color shall be reserved for the exclusive use by the Board. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted.
(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of shareholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting entitled to vote in the election of directors at the meeting of shareholders in which a quorum is present. All other matters presented to the shareholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Formation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.
(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of shareholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of shareholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting, and shall specify such other information as may be required by law. If there is more than one inspector, the report of a majority shall be the report of the inspectors.
Section 2.6 Adjournments. Any meeting of shareholders, annual or special, may be adjourned by the Board or the chairman of the meeting at any time for any reason or no reason, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.
(a) Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board or any authorized committee thereof, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or any authorized committee thereof or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of shareholders entitled to vote at such annual meeting, (y) as applicable, is eligible to submit a proposal (as determined pursuant to Article XIII, Section 13.2 of the Certificate of Formation (any shareholder satisfying the criteria described in (x) and (y), an “Eligible Shareholder”) and (z) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.
(i) In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by an Eligible Shareholder, such Eligible Shareholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for shareholder action. Subject to Section 2.7(a)(iii), an Eligible Shareholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day before the meeting and not later than the close of business on the later of (x) the 90th day before the meeting or (y) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any notice time period) for the giving of an Eligible Shareholder’s notice as described in this Section 2.7(a).
(ii) To be in proper written form, an Eligible Shareholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such Eligible Shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such Eligible Shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Eligible Shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such Eligible Shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such Eligible Shareholder, (E) any material interest of such Eligible Shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, (F) a representation that such Eligible Shareholder (or a qualified representative of such Eligible Shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (G) a representation whether the Eligible Shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or as applicable pursuant to Article XIII, Section 13.2 of the Certificate of Formation, to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent of the Corporation’s outstanding capital stock, and/or (y) otherwise to solicit proxies from shareholders in support of such proposal.
(iii) Subject to compliance with Article XIII, Section 13.2 of the Certificate of Formation, the foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by an Eligible Shareholder as to any proposal (other than nominations) if the Eligible Shareholder has notified the

Corporation of such shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Eligible Shareholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a). If the Board or the chairman of the annual meeting determines that any shareholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the Eligible Shareholder (or a qualified representative of the Eligible Shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(iv) In addition to the provisions of this Section 2.7(a), an Eligible Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 2.3 of Article II. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2. In order for the Secretary to call a special meeting pursuant to the request of shareholders pursuant to Section 2.2 of Article II, the request for a special meeting must be delivered to the Secretary at the principal executive office of the Corporation, must be accompanied by the same information set forth in Section 2.7(a) of Article II and Section 3.2 of Article III that is applicable to a shareholder proposal or nomination at an annual meeting of shareholders and must otherwise comply with the TBOC, the Certificate of Formation, and the other provisions of these By Laws, as determined by the Board. Any determination to be made by the Board under this Article II may be made by the Board, a committee of the Board, or any officer of the Corporation designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Corporation, its shareholders, and any other applicable person so long as made in good faith (without any further requirements).
(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).
Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of shareholders shall be a person designated by the Board or, in the absence of such designation, the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. At any time when there are co-Chairmen of the Board, meetings of shareholders shall be presided over jointly by the co-Chairmen; provided, however, if there is only one co-Chairman present at the meeting, the meeting shall be presided over by the co-Chairman who is present. For purposes of this Section 2.8, whenever the co-Chairmen are jointly presiding over the meeting, all decisions and actions of the chairman shall require the approval of both co-Chairmen. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants or to the number of questions or comments by an individual participant; and (f) restrictions on the use of cellphones, audio or video recording devices or other electronic devices at the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of shareholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 2.9 Consents in Lieu of Meeting. Subject to any exceptions or conditions provided by the Certificate of Formation, subject to the proviso in Sections 2.1 and 2.2, and for so long as the Grey Rock Entities (as defined in Section 7.4 of the Certificate of Formation) collectively hold at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on such matters having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as may be otherwise provided for or fixed pursuant to the Certificate of Formation (including any Preferred Stock Designation) relating to the rights of holders of any outstanding series of Preferred Stock, after the Grey Rock Entities cease to collectively hold at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all holders of outstanding shares of capital stock of the Corporation entitled to vote on such action. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date of the earliest dated consent delivered to the Corporation as set forth below in this Section 2.9, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in the State of Texas, its principal place of business or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the Chief Executive Officer or the Chairman of the Board. An electronic mail message or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, or any other means permitted by the TBOC, shall be regarded as signed by the shareholder for the purposes of this Section 2.9. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent will be given to those shareholders who did not consent in writing to the action.
ARTICLE III
DIRECTORS
Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Formation or by these By Laws required to be exercised or done by the shareholders. Directors need not be shareholders or residents of the State of Texas.
Section 3.2 Advance Notice for Nomination of Directors.
(a) Subject to the terms of the Certificate of Formation and any contractual nomination rights granted to any shareholder, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any shareholder of the Corporation (x) who is a shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.
(b) Subject to the terms of the Certificate of Formation and any contractual nomination rights granted to any shareholder, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 3.2.
(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.
(d) To be in proper written form, a shareholder’s notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (E) a written statement and agreement executed by each such nominee acknowledging that such person consents to being named in the Company's proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names) acting in concert with any of the foregoing and a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, the shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, (D) a representation that such shareholder (or a qualified representative of such shareholder) is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (F) a statement confirming whether such shareholder intends to solicit proxies or votes in support of such director nominee in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(e) Notwithstanding the foregoing provisions of this Section 3.2, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (i) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(f) If the Board or the chairman of the meeting of shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
(g) In addition to the provisions of this Section 3.2, a shareholder shall also comply with all of the applicable requirements of state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Formation.
Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Formation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.
ARTICLE IV
BOARD MEETINGS
Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual shareholders meeting at the place of the annual shareholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Texas) as shall from time to time be determined by the Board.
Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Texas) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or, if the director has consented, by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Formation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.
Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Formation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Formation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee.
Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
Section 4.7 Chairman of the Board; Co-Chairman. The Board may appoint a director as Chairman of the Board, which position shall be a Board position only and not an officer position unless the Board also determines that such position should also be an officer position. The Chairman of the Board, if any, shall preside when present at all meetings of the shareholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The Chairman of the Board will have and may exercise such other powers as are, from time to time, assigned to the Chair by the Board and as may be provided by law. The

Board may appoint co-Chairmen of the Board, and, in such case, references in these By Laws to the Chairman of the Board, shall refer to such co-Chairmen of the Board, as the case may be. Whenever there are co-Chairmen of the Board, each co-Chairman shall have the same concurrent powers and, except as provided in these By Laws (including, without limitation, Section 2.8 of these By Laws), all duties and roles assigned to the “Chairman of the Board” in these By Laws may be exercised by either Co-Chairman, independently of the other Co-Chairman. Except where these By Laws require both Co-Chairmen to approve a decision or action before it can be taken, in the event of disagreement among the Co-Chairmen with respect to any particular matter, the Board of Directors shall determine the manner in which such disagreement shall be resolved. The position of Chairman of the Board and Chief Executive Officer or President may be held by the same person.
ARTICLE V
COMMITTEES OF DIRECTORS
Section 5.1 Establishment. The Board may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers that may require it.
Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.
Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Formation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.
ARTICLE VI
OFFICERS
Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a President, a Secretary and such other officers (including without limitation, a Chief Executive Officer, Vice Presidents, a Chief Financial Officer, Assistant Secretaries, a Treasurer and Assistant Treasurers) as the Board from time to time may deem appropriate. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including, without limitation, one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.
(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 4.7 of Article IV. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board. The position of Chief Executive Officer and Chairman of the Board or President may be held by the same person.
(b) President. The President shall report to and shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. Subject to the direction of the Board of Directors, he shall perform all duties incident to the office of a president in a corporation organized under Texas law. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the shareholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chairman of the Board or Chief Executive Officer may be held by the same person.
(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.
(d) Secretary.
(i) The Secretary shall attend all meetings of the shareholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall keep the corporate seal of the Corporation (if any), and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.
(ii) The Secretary shall keep, or cause to be kept, at the registered office or principal place of business of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, share transfer records showing the original issuance of shares issued by the Corporation, each transfer of those shares that have been presented to the Corporation for registration of transfer, the names of the shareholders and their addresses, and the number and classes or series of shares held by each shareholder.
(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.
(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).
(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.
Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.
Section 6.4 Multiple Officeholders; Shareholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Formation or these By Laws otherwise provide. Officers need not be shareholders or residents of the State of Texas.
ARTICLE VII
SHARES
Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the TBOC.
Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board (if then an officer), Chief Executive Officer, the President or a Vice President and (b) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.4 Consideration and Payment for Shares.
(a) Subject to applicable law and the Certificate of Formation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.
(b) Subject to applicable law and the Certificate of Formation, shares may not be issued until the full amount of the consideration has been paid.
Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.
(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.
(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.
Section 7.6 Transfer of Stock.
(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:
(i) in the case of certificated shares, the certificate representing such shares has been surrendered;
(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;
(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;
(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and
(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.
(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.
Section 7.7 Registered Shareholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the share transfer records and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.8 Effect of the Corporation’s Restriction on Transfer.
(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the TBOC and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.
Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
ARTICLE VIII
INDEMNIFICATION
Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined by the TBOC) of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.4 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided that an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of (A) an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise and (B) a written affirmation by such Indemnitee of the Indemnitee’s good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification under the TBOC.
Section 8.3 Right to Witness Expenses. The Corporation shall pay or reimburse reasonable expenses (including, without limitation, attorneys’ fees) incurred by an Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.
Section 8.4 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 8.5 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Formation, these By Laws, an agreement, a vote of shareholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the TBOC.
Section 8.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.
Section 8.7 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board and to the extent permitted by the TBOC, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.
Section 8.8 Written Report of Indemnification or Advancement to Directors. To the extent required by applicable law, the Corporation shall report in writing to the shareholders of any indemnification or advancement of expenses to or on behalf of a director. Such report shall be made not later than the first anniversary of the date of such indemnification or advancement, and it shall be made with or before (1) the notice or waiver of notice of the next meeting of the shareholders or (2) the next submission to the shareholders of a consent to action without a meeting.
Section 8.9 Amendments. Any repeal or amendment of this Article VIII by the Board or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the shareholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.
Section 8.10 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of the Corporation for purposes of Section 8.101 of the TBOC.
Section 8.11 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 8.12 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Place of Meetings. If the place of any meeting of shareholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.
Section 9.2 Fixing Record Dates.
(a) In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board, or any committee thereof, may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, or such committee, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board, or such committee, so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board, or such committee thereof determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, or any committee thereof, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board, or any committee thereof, may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.
(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board, or any committee thereof, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 9.3 Means of Giving Notice.
(a) Notice to Directors. Whenever under applicable law, the Certificate of Formation or these By Laws, notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) if the director has consented, by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation, in accordance with the TBOC.
(b) Notice to Shareholders. Whenever under applicable law, the Certificate of Formation or these By Laws notice is required to be given to any shareholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the shareholder, to the extent permitted by, and subject to the conditions set forth in the TBOC. A notice to a shareholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the shareholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the share transfer records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the shareholder at the shareholder’s address appearing on the share transfer records of the Corporation, and (iv) if given by a form of electronic transmission consented to by the shareholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the shareholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the shareholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the shareholder. A shareholder may revoke such shareholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(c) Notice to the Corporation. Written notice from any shareholder to the Corporation (including, without limitation, pursuant to Section 2.7(a) and (b) of Article II and Section 3.2 of Article III) shall, unless otherwise required by law, be by hand or certified or registered mail, return receipt requested, to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Such notice shall be deemed to have been given when received by the Secretary of the Corporation. Written notice from any director to the Corporation shall be given by United States mail or other means of written communication (including electronic transmission), with postage and fees thereon prepaid, to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Such notice shall be deemed to have been given when received by the Secretary of the Corporation.
(d) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including, but not limited to, transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.
(e) Notice to Shareholders Sharing Same Address. To the extent permitted under the TBOC, without limiting the manner by which notice otherwise may be given effectively by the Corporation to shareholders, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these By Laws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. A shareholder may revoke such shareholder’s consent by delivering written notice of such revocation to the Corporation. Any shareholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(f) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the TBOC, the Certificate of Formation or these By Laws, to any shareholder to whom (1) notice of two consecutive annual meetings of shareholders and all notices of shareholder meetings or of the taking of action by written consent of shareholders without a meeting to such shareholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such shareholder at such shareholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting that shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder’s then current address, the requirement that notice be given to such shareholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Texas, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to the TBOC. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Formation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends solely to object to the transaction of business on the ground that the meeting was not lawfully called or convened.
Section 9.5 Meeting Attendance via Remote Communication Equipment.
(a) Shareholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders entitled to vote at such meeting and proxy holders not physically present at a meeting of shareholders may, by means of remote communication:
(i) participate in a meeting of shareholders; and
(ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely or partially by remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that every person voting at the meeting by means of remote communication is sufficiently identified, (B) the Corporation shall implement reasonable measures to provide each shareholder entitled to vote at the meeting, or the shareholder’s proxy holders, a reasonable opportunity to vote on matters submitted to the shareholders and read or hear the proceedings of the meeting substantially concurrently with those proceedings, and (C) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be kept by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Formation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Formation.
Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Formation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board (if then an officer), the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board (if then an officer), Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.
Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Texas at such place or places as may from time to time be designated by the Board.
Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board (if then an officer), Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board (if then an officer), Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.
Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board (if then an officer), Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws if provided for in the Certificate of Formation. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the shareholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Formation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the shareholders to adopt, amend, alter or repeal the By Laws.